CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our report dated April 23, 2002, in Pre-effective Amendment Number 1 to the Registration Statement
(Form N-2 No. 333-87656) of Pioneer High Income Trust.



                                                              ERNST & YOUNG LLP

Boston, Massachusetts
June 28, 2002